UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 28, 2007

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Acquisition of Xltek.

On November 29, 2007, the Company completed the acquisition of Excel-Tech, Ltd. (“Xltek”), based in Oakville, Ontario, Canada, pursuant to an Arrangement Agreement dated as of October 9, 2007 by and among the Company, Xltek and 4437713 Canada, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the terms of the Arrangement Agreement, Merger Sub acquired all of the outstanding common shares of Xltek for a price of C$3.25 in cash for each Xltek common share. In addition, all options that were outstanding immediately before the effective date of the Arrangement were cancelled in return for a cash payment of an amount equal to the excess of C$3.25 per share over the applicable option price per share. In addition, all deferred share units that were outstanding immediately before the effective date of the Arrangement were cancelled by the Company in exchange for a payment from the Company to the holder in cash equal to the product of the number of shares underlying such deferred share units and C$3.25. The total aggregate payment by the Company to the former stockholders, option holders, and deferred share unit holders of Xltek was approximately USD $63.5 million, exclusive of direct costs associated with the acquisition, which cannot be reasonably determined at this time.

This description of the acquisition and the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2007.

On November 29, 2007, the Company issued a press release announcing the completion of the acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation

Credit Agreement with Wells Fargo Bank

On November 28, 2007, Natus Medical Incorporated (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and between the Company and Wells Fargo Bank, National Association (“Wells Fargo”) and a Security Agreement in favor of Wells Fargo, (the “Security Agreement”), together with the Credit Agreement, the (“Credit Facility Documents”). The Credit Agreement restates and supercedes the credit agreement that the Company entered into with Wells Fargo on November 8, 2006. The Company paid to Wells Fargo a commitment fee for the credit facilities provided under the Credit Agreement in the amount of $350,000.

Pursuant to the terms of the Credit Facility Documents, a Term Loan in the amount of $25 million shall be used for working capital and general corporate purposes, and to finance a portion of the Company’s acquisition of Xltek. The outstanding principal balance under the Term Loan is payable over twelve quarterly periods, payable in equal successive principal installments commencing February 29, 2008, with a final installment consisting of all remaining unpaid principal due and payable in full on February 29, 2012.

Pursuant to the terms of the Credit Facility Documents, a Revolving Line of Credit in the amount of $13 million was established and shall be used for working capital and general corporate purposes, and to finance a portion of the acquisition of Xltek. On November 28, 2007, the Company borrowed $10 million under the Revolving Line of Credit. The maximum principal amount available under the Revolving Line of Credit will be reduced automatically after June 30, 2008 to $10 million.

Any outstanding principal balance under the Term Loan or the Revolving Line of Credit will bear interest equal to Wells Fargo’s prime rate or the adjusted LIBOR rate, at the election of the Company. The adjusted LIBOR rate equals the current LIBOR rate plus a spread of 1.75% or 2.0%, depending on the Company’s consolidated leverage ratio as defined in the Credit Agreement. For any outstanding principal for which the Company elects a LIBOR rate option, the rate will be fixed for 1, 2, 3, or 6 month periods, at the election of the Company. Unused borrowing on the Revolving Line of Credit will bear an unused quarterly commitment fee payable in arrears. The rate on the unused borrowing will be 0.2% or 0.3% (twenty basis points or thirty basis points) depending on the consolidated leverage ratio as determined on a quarterly basis.

The Company may prepay the outstanding principal on the Term Loan or Revolving Line of Credit in a minimum amount of $1 million if a prime rate election is in effect, or $5 million if a LIBOR rate election is in effect, in each case without premium or penalty.

The Credit Agreement contains financial covenants, including covenants relating to financial reporting and notification, compliance with laws, maintenance of books and records, maintenance of properties and insurance, and limitations on guaranties, investments, issuance of debt, lease obligations and capital expenditures. The Credit Agreement also provides for events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and the occurrence of a material adverse effect. Under the Security Agreement, the Company has granted Wells Fargo a security interest in all of the assets of the Company.

The foregoing description of the Credit Facility Documents does not purport to be complete and is qualified in its entirety by reference to the copies of the Credit Agreement and the Security Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Financial statements for Xltek will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information. Pro forma financial information reflecting the effect of the acquisition of Xltek will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated November 28, 2007 by and between Natus Medical Incorporated and Wells Fargo Bank, National Association.

10.2	Security Agreement dated November 28, 2007 by Natus Medical Incorporated in favor of Wells Fargo Bank, National Association.

99.1	Press release dated November 29, 2007 announcing the completion of the acquisition of Xltek by Natus Medical Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: December 3, 2007	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated November 28, 2007 by and between Natus Medical Incorporated and Wells Fargo Bank, National Association.

10.2	Security Agreement dated November 28, 2007 by Natus Medical Incorporated in favor of Wells Fargo Bank, National Association.

99.1	Press release dated November 29, 2007 announcing the completion of the acquisition of Xltek by Natus Medical Incorporated.